Exhibit 99.1

Union Pacific Reports Record First Quarter

Diluted Earnings per Share up 17 Percent

FOR IMMEDIATE RELEASE

First Quarter Records

•	Diluted earnings per share of $2.38 improved 17 percent.

•	Operating revenues totaled $5.6 billion, up 7 percent.

•	Operating income totaled $1.85 billion, up 14 percent.

•	Operating ratio of 67.1 percent improved 2.0 points.

Omaha, Neb., April 17, 2014 – Union Pacific Corporation (NYSE: UNP) today reported 2014 first quarter net income of $1.1 billion, or $2.38 per diluted share, compared to $957 million, or $2.03 per diluted share, in the first quarter 2013.

“Union Pacific achieved record first quarter financial results, leveraging the strengths of our diverse franchise in the face of challenging weather conditions,” said Jack Koraleski, Union Pacific chief executive officer. “We’re proud of the efforts of the men and women of Union Pacific, who worked tirelessly to serve our customers despite these weather challenges and helped us achieve such a solid start to the year.”

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First Quarter Summary

Operating revenue increased 7 percent in the first quarter 2014 to $5.6 billion, versus $5.3 billion in the first quarter 2013. First quarter business volumes, as measured by total revenue carloads, increased 5 percent compared to 2013. Volume increased in agricultural products, industrial products, coal, intermodal and automotive. Chemicals volumes were flat versus 2013 as growth in base chemicals was offset by a reduction in crude oil shipments. In addition:

•	Quarterly freight revenue increased 6 percent compared to the first quarter 2013, driven by volume growth and core pricing gains.

•	Union Pacific’s operating ratio of 67.1 percent was a first quarter record, 2.0 points better than the first quarter 2013.

•	The average quarterly diesel fuel price of $3.12 per gallon in the first quarter 2014 was down 3 percent compared to the first quarter 2013.

•	Quarterly train speed, as reported to the Association of American Railroads, was 24.5 mph, down 7 percent versus the first quarter 2013.

•	The Company repurchased 3.8 million shares in the first quarter 2014 at an average share price of $178.85 and an aggregate cost of $683 million.

Summary of First Quarter Freight Revenues

•	Agricultural Products up 16 percent

•	Industrial Products up 10 percent

•	Intermodal up 4 percent

•	Coal up 3 percent

•	Chemicals up 2 percent

•	Automotive flat

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2014 Outlook

“As we look forward, we’re watching the economy very closely, as well as the potential impacts of weather, particularly on our coal and grain business,” Koraleski said. “There’s still a lot of year ahead of us, but we are seeing signs of gradual economic improvement, and we’re encouraged by the opportunities it presents. With the power and potential of the Union Pacific franchise, we’ll leverage these opportunities to drive record financial performance and shareholder returns this year and in the years to come.”

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2013, Union Pacific invested more than $21.6 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Mike Staffenbeal, (402) 544-4227.

Media contact is Stephanie Serkhoshian, (402) 544-0100.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to economic conditions and improvement, business opportunities, and its ability to improve financial performance and shareholder returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2013, which was filed with the SEC on February 7, 2014. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2014	2013	%
Operating Revenues
Freight revenues	$5,286	$4,984	6%
Other revenues	352	306	15
Total operating revenues	5,638	5,290	7

Operating Expenses
Compensation and benefits	1,254	1,216	3
Fuel	921	900	2
Purchased services and materials	607	557	9
Depreciation	464	434	7
Equipment and other rents	312	313	-
Other	226	237	(5)
Total operating expenses	3,784	3,657	3

Operating Income	1,854	1,633	14
Other income	38	40	(5)
Interest expense	(133)	(128)	4
Income before income taxes	1,759	1,545	14
Income taxes	(671)	(588)	14
Net Income	$1,088	$957	14%

Share and Per Share
Earnings per share - basic	$2.40	$2.05	17%
Earnings per share - diluted	$2.38	$2.03	17
Weighted average number of shares - basic	454.1	467.8	(3)
Weighted average number of shares - diluted	456.2	470.5	(3)
Dividends declared per share	$0.91	$0.69	32

Operating Ratio	67.1%	69.1%	(2.0)	pts
Effective Tax Rate	38.1%	38.1%	-	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2014	2013	%
Freight Revenues (Millions)
Agricultural	$910	$784	16%
Automotive	488	487	-
Chemicals	893	873	2
Coal	961	936	3
Industrial Products	1,011	916	10
Intermodal	1,023	988	4
Total	$5,286	$4,984	6%

Revenue Carloads (Thousands)
Agricultural	239	212	13%
Automotive	188	184	2
Chemicals	270	271	-
Coal	430	402	7
Industrial Products	314	289	9
Intermodal*	833	810	3
Total	2,274	2,168	5%

Average Revenue per Car
Agricultural	$3,815	$3,694	3%
Automotive	2,591	2,648	(2)
Chemicals	3,307	3,225	3
Coal	2,236	2,329	(4)
Industrial Products	3,218	3,174	1
Intermodal*	1,227	1,219	1
Average	$2,324	$2,299	1%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Mar. 31, 2014	Dec. 31, 2013
Assets
Cash and cash equivalents	$1,857	$1,432
Other current assets	2,822	2,558
Investments	1,344	1,321
Net properties	44,189	43,749
Other assets	686	671
Total assets	$50,898	$49,731

Liabilities and Common Shareholders’ Equity
Debt due within one year	$632	$705
Other current liabilities	3,556	3,086
Debt due after one year	9,544	8,872
Deferred income taxes	14,229	14,163
Other long-term liabilities	1,665	1,680
Total liabilities	29,626	28,506

Total common shareholders’ equity	21,272	21,225

Total liabilities and common shareholders’ equity	$50,898	$49,731

Debt to Capital	32.4%	31.1%
Adjusted Debt to Capital*	38.4%	37.6%

*	Adjusted Debt to Capital is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2014	2013
Operating Activities
Net income	$1,088	$957
Depreciation	464	434
Deferred income taxes	75	184
Other - net	140	(51)
Cash provided by operating activities	1,767	1,524

Investing Activities
Capital investments	(893)	(782)
Other - net	(12)	(18)
Cash used in investing activities	(905)	(800)

Financing Activities
Debt issued	995	944
Common shares repurchased	(644)	(374)
Debt repaid	(402)	(83)
Dividends paid	(363)	(323)
Other - net	(23)	(34)
Cash (used in)/provided by financing activities	(437)	130

Net Change in Cash and Cash Equivalents	425	854
Cash and cash equivalents at beginning of year	1,432	1,063
Cash and Cash Equivalents End of Period	$1,857	$1,917

Free Cash Flow*
Cash provided by operating activities	$1,767	$1,524
Cash used in investing activities	(905)	(800)
Dividends paid	(363)	(323)
Free cash flow	$499	$401

*

Free cash flow is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2014	2013	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	240,169	227,688	5%
Employees (average)	46,166	46,437	(1)
GTMs (millions) per employee	5.20	4.90	6

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$3.12	$3.23	(3)%
Fuel consumed in gallons (millions)	287	272	6
Fuel consumption rate*	1.197	1.195	-

AAR Reported Performance Measures
Average train speed (miles per hour)	24.5	26.4	(7)%
Average terminal dwell time (hours)	30.7	27.4	12

Revenue Ton-Miles (Millions)
Agricultural	23,723	19,459	22%
Automotive	3,958	3,848	3
Chemicals	18,814	18,601	1
Coal	44,683	43,720	2
Industrial Products	20,425	18,759	9
Intermodal	19,940	19,576	2
Total	131,543	123,963	6%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Mar. 31, 2014	Dec. 31, 2013
Debt (a)	$10,176	$9,577
Equity	21,272	21,225
Capital (b)	$31,448	$30,802

Debt to capital (a/b)	32.4%	31.1%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Mar. 31, 2014	Dec. 31, 2013
Debt	$10,176	$9,577
Net present value of operating leases	2,946	3,057
Unfunded pension and OPEB	154	170
Adjusted debt (a)	13,276	12,804
Equity	21,272	21,225
Adjusted capital (b)	$34,548	$34,029

Adjusted debt to capital (a/b)	38.4%	37.6%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 5.6% at March 31, 2014, and 5.7% at December 31, 2013. The discount rate reflects our effective interest rate. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.